UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corindus Vascular Robotics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	30-0687898
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

309 Waverley Oaks Road, Suite 105 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204037

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is registering the common stock, par value $0.0001 per share (“Common Stock”), of Corindus Vascular Robotics, Inc. (the “Registrant”) under Section 12(b) of the Securities Exchange Act of 1934, as amended. The description of the Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-204037), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2015, as amended (the “Registration Statement”) is incorporated herein by reference. In addition, a description of the Common Stock will be included under the heading “Description of Capital Stock” in the Registrant’s final prospectus to be subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus shall be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CORINDUS VASCULAR ROBOTICS, INC.

Date: May 27, 2015	By:	/s/ David M. Handler
	Name:	David M. Handler
	Title:	Chief Executive Officer